SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934



Check the appropriate box:

[   ]   Preliminary Information Statement    [  ]  Confidential, for use of the
                                                  Commission only (as permitted
[ X ]   Definitive Information Statement           by Rule 14c-5(d)(2))



                       FOUNTAIN POWERBOAT INDUSTRIES, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):
         [ X ]   No fee required.
         [   ]   Fee computed on table below per Exchange Act Rules 14c-5(g)
                 and 0-11.
         (1)     Title of each class of securities to which transaction applies:
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         (2)     Aggregate number of securities to which transaction applies:
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         (3)     Per unit price or other underlying value of transaction
                 computed pursuant to Exchange Act Rule 0-11:
         ----------------------------------------------------------------------
         (4)     Proposed maximum aggregate value of transaction:
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         (5)     Total fee paid:
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         [   ]   Check box if any part of the fee is offset as provided by
                 Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:
                  ------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:
                  ------------------------------------------
         (3)      Filing Party:
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         (4)      Date Filed:
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





                       FOUNTAIN POWERBOAT INDUSTRIES, INC.
                   P.O. Drawer 457, 1653 Whichard's Beach Road
                        Washington, North Carolina 27889

                                NOTICE OF MEETING
                                   To Be Held
                                February 10, 1998

         NOTICE is hereby given that a meeting of stockholders (the "Meeting") of Fountain Powerboat Industries, Inc. (the "Company") will be held as follows:

          Place: Second Floor Conference Room of the Company's principal executive offices 1653 Whichard's Beach Road Washington, North Carolina

         Date:    Tuesday, February 10, 1998

         Time:    10:00 a.m.

The purposes of the Meeting are:

         1. To elect a Board of Directors consisting of five members to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.

         2. To ratify the Board of Directors' appointment of Pritchett, Siler & Hardy, Certified Public Accountants, to serve as the Company's accountants and independent auditors for the fiscal year ending June 30, 1998.

         3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on January 9, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. The Company is not soliciting proxies to be voted at the Meeting. Accordingly, to vote on matters that will be considered at the Meeting you must either attend the Meeting or deliver a valid proxy to a person who attends the Meeting. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                         By Order of The Board of Directors



                                         Blanche C. Williams, Secretary
January 19, 1998

                       FOUNTAIN POWERBOAT INDUSTRIES, INC.
                   P.O. Drawer 457, 1653 Whichard's Beach Road
                        Washington, North Carolina 27889

                              INFORMATION STATEMENT

                             MEETING OF STOCKHOLDERS
                                   To Be Held
                                February 10, 1998


GENERAL

         This Information Statement is furnished to the holders of Common Stock, $.01 par value per share (the "Common Stock"), of Fountain Powerboat Industries, Inc. (the "Company") on behalf of the Company in connection with the meeting of stockholders (the "Meeting") to be held on February 10, 1998, and at any adjournments thereof. The Meeting will be held at 10:00 a.m., local time, on the above date in the Second Floor Conference Room at the Company's principal executive offices at 1653 Whichard's Beach Road, Washington, North Carolina. The matters to be acted upon at the Meeting are set forth in the accompanying Notice of Meeting of Stockholders and are described herein.

         The Company is not soliciting proxies to be voted at the Meeting. Accordingly, to vote on matters that will be considered at the Meeting you must either attend the meeting or deliver a valid proxy to a person who attends the Meeting. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This information statement is being mailed to stockholders on or about January 21, 1998. The Company's 1997 Annual Report to Stockholders accompanies this information statement.

RECORD DATE AND VOTING RIGHTS

         Only stockholders of record at the close of business on January 9, 1998 will be entitled to vote at the Meeting or any adjournment or adjournments thereof. The voting securities of the Company are the shares of its Common Stock, of which 4,755,108 shares were issued and outstanding as of January 9, 1998. The Company's subsidiary, Fountain Powerboats, Inc. (the "Subsidiary"), holds 15,000 of such shares which are treated as treasury shares and not entitled to be voted. All other outstanding shares of Common Stock are entitled to one vote per share on each matter submitted for voting at the Meeting.

         The presence of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Meeting will constitute a quorum. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but they will not be treated as shares entitled to vote at the

Meeting on those matters as to which authority to vote is withheld by the broker ("broker non-votes"). Directors will be elected by a majority of the votes cast. Cumulative voting is not allowed. The ratification of independent auditors and any other business coming before the meeting requires the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote. On such matters, an abstention will have the same effect as a negative vote (and with respect to the election of directors, a vote against all nominees) but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on votes on these matters.

BENEFICIAL OWNERSHIP OF COMMON STOCK

         Principal Stockholders. The following table sets forth certain information with respect to each person known to the Company to beneficially own more than five percent (5%) of the Company's Common Stock as of January 9, 1998. The table has been prepared based on information provided to the Company by each such stockholder.


              Name and          Amount of Beneficial    Percent of
               Address                Ownership          Class (3)
              ---------          ------------------    ------------

Reginald M. Fountain, Jr.
P.O. Drawer 457
Whichard's Beach Road
Washington, N.C.  27889               2,569,372 (1)      54.38%

Triglova Finanz, A.G.
P.O. Box 1824
52nd Street
Urbanization Obarrio
Torre Banco Sur, 10th Floor
Panama City,
Republic of Panama                      408,750 (2)       8.65%
----------------

(5)      Includes options to acquire 480,000 shares of Common Stock.

(6) The Company is informed that the shares shown as beneficially owned by Triglova Finanz, A.G. are owned directly by it, and it claims shared voting and investment power with respect to all such shares held by Mr. Filippo Dollfus De Vockersberg, C/O Fider Service, 1 Via Degli Amadio 6900, Lugano, Switzerland. Mr. Dollfus had been authorized to act as attorney-in-fact for Triglova Finanz, A.G., and, therefore, claims shared voting and investment power with respect to such shares.

(7) The percentage for each person is calculated without inclusion in the number of shares outstanding of the shares of Common Stock held by the Subsidiary.





Directors and Officers. The following table sets forth the beneficial ownership of the Company's Common Stock as of January 9, 1998, for each of the Company's directors and executive officers and for all directors and executive officers of the Company as a group.


                Name                                    Amount of                             Percent
                 and                                   Beneficial                               of
               Address                                  Ownership                            Class (3)
             ----------                                 ----------                          -----------
Reginald M. Fountain, Jr. (1)                            2,569,372 (2)                         54.38%

Mark L. Spencer (1)                                         33,400 (2)                            (3)

Federico Pignatelli (1)                                     30,000 (2)                            (3)

Gary E. Mazza III (1)                                       34,500                                (3)

Blanche C. Williams (1)                                        300                                (3)

Joseph F. Schemenauer (1)                                        0                                (3)

All directors and officers as
a group (6 persons)                                      2,667,572 (2)                         56.46%



-----------------

(1) Except as otherwise indicated, to the best knowledge of management of the Company, each of the persons listed or included in the group has sole voting and investment power over all shares shown as beneficially owned. The percentage for each person and for all directors and executive officers as a group is calculated without inclusion in the number of shares outstanding of the shares of Common Stock held by the Subsidiary.

(2) For Mr. Fountain, includes options to purchase 480,000 shares of common stock. For Messrs. Spencer and Pignatelli includes options to purchase 30,000 and 6,000 shares of Common Stock, respectively.

(3)      Less than 1%.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

         Pursuant to the Company's Bylaws, the Board of Directors has set the number of directors of the Company at five. Set forth below is certain information regarding the Company's current directors. Each director elected at the Meeting will serve until the Company's next annual meeting of stockholders or until his successor shall be duly elected and shall qualify.

REGINALD M. FOUNTAIN, JR., age 57, founded the Company's Subsidiary during 1979 and has served as its Chief Executive Officer from its organization. He became a director and President of the Company upon its acquisition of the Subsidiary in August 1986. Mr. Fountain presently serves as Chairman, President and Chief Executive Officer of the Company and its Subsidiary. From 1971 to 1979, Mr. Fountain was a world-class race boat driver and was the Unlimited Class World Champion in 1976 and 1978.

GARY E. MAZZA, III, age 59, became a director of the Company on December 28, 1993. Mr. Mazza is a practicing attorney in the business, tax and international areas of the law in Annapolis, Maryland. He also practices law in New York and Virginia. He is the Chairman of Triangle Tractor & Trailer, Inc., a Director of the American Red Cross of Maryland, and an Adjunct Professor at the University of Maryland. He is the founder, Executive Vice President, and General Counsel for Aerovias Quisqueana, C. por A., Santo Domingo, Dominican Republic. Mr. Mazza is Mr. Fountain's father-in-law.

FEDERICO PIGNATELLI, age 44, became a director of the Company on April 8, 1992. Since 1992, Mr. Pignatelli has served as the U.S. representative of Eurocapital Partners, Inc., an investment banking firm. Mr. Pignatelli was elected as a director of the Company pursuant to the right of Eurocapital Partners, Ltd. to designate one member of the Board of Directors in connection with a private placement of the Company's Common Stock. Mr. Pignatelli also serves as chairman of BioLase Technology, Inc. a company which produces medical and dental lasers and endodontic products.

MARK L. SPENCER, age 42, serves as President of Spencer Communications, an advertising and public relations firm specializing exclusively in the marine industry, which he founded in 1987. During the last eight years Mr. Spencer has also served as an on-camera "expert" commentator for ESPN covering power boat racing.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Company's Board of Directors met nine times during Fiscal 1997. All directors attended more than 75% of the meetings. The Board has an Audit Committee which met once during the fiscal year. The Audit Committee consists of Messrs. Pignatelli and Spencer. The Board also has a Compensation Committee which met once during the fiscal year. The Compensation Committee consists of Messrs. Pignatelli and Spencer.

COMPENSATION OF DIRECTORS

         The Company's directors do not currently receive any type of compensation in conjunction with their services as directors, except that they are reimbursed for travel and other out-of-pocket expenses incurred in attending Board meetings.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation awarded, paid to or earned by the Company's chief executive officer, who was the only executive officer of the Company whose salary and bonus in fiscal 1997 exceeded $100,000.




                           SUMMARY COMPENSATION TABLE


                                                                                  Long-term Compensation
Name and Principal            Fiscal               Annual Compensation                    Awards
     Position                  Year          Salary($)(1)    Bonus($)(2)       Securities Underlying Options (#)
 ----------------------     ---------        -----------------------------     ----------------------------------
Reginald M.
Fountain Jr.                 1997           350,000           151,717                           0
 President, Chief
 Executive Officer,          1996           232,154           199,984                           0
 and Chief Operating
 Officer (3)                 1995           221,650           106,438                     450,000




(1) The Board of Directors increased Mr. Fountain's annual base salary to $285,000 for the period March 30, 1995 to March 30, 1996 and to $350,000 for fiscal 1997. The amounts shown do not include the value of certain perquisites received in addition to salary and bonus compensation. The aggregate value of such perquisites was less than ten percent (10%) of the total salary and bonus amount in each fiscal year.

(2) The bonuses paid to Mr. Fountain for fiscal 1995, 1996 and 1997 were authorized by the Board on May 1, 1994. His bonus represents 5% of the Subsidiary's net income after the profit sharing distribution, if any, but before income taxes and is limited to a maximum of $250,000 per fiscal year.

(3) Mr. Fountain does not participate in the Company's 401(k) Plan and has no other long-term compensation, other than stock options.

         The following table contains certain information concerning stock options awarded to the Company's Chief Executive Officer:




                          FISCAL YEAR END OPTION VALUES


                                  Number of Securities                        Value of Unexercised
                             Underlying Unexercised Options                   In-the-money Options
                                 at Fiscal Year-end (#)                      at Fiscal Year-end ($)
                                ------------------------                     ----------------------
Name                        Exercisable        Unexercisable               Exercisable       Unexercisable
----                        ------------       ---------------             -----------       -------------
Reginald M.
Fountain, Jr.                480,000                 0                   2,479,680(1)              0



------------

(1) The closing sale price of the Common stock on June 30, 1997 was $9.833. Value equals the difference between aggregate market value of the shares of Common Stock underlying the options and the aggregate exercise price under the options.

EMPLOYMENT AGREEMENT

         Reginald M. Fountain, Jr. serves as the Company's President, Chief Executive Officer and Chief Operating Officer pursuant to an employment agreement entered into during 1989. The Agreement provides for a term of one year and for automatic renewals at the end of each year for additional one-year periods until terminated. Pursuant to the agreement, Mr. Fountain receives a base salary approved by the Board of Directors and an annual cash bonus based upon the Company's net profits before taxes. On May 1, 1994, the Board of Directors authorized an increase in the annual bonus payment to Mr. Fountain to 5% of net income after profit sharing distribution but before income taxes limited to a maximum of $250,000. Bonuses of $151,717 for fiscal 1997, $199,984 for fiscal 1996 and of $106,438 for fiscal 1995 were paid to Mr. Fountain. The agreement terminates upon Mr. Fountain's death or permanent disability.

BOARD REPORT ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by the Company's Board of Directors and the Board's Compensation Committee.

         Since its inception, the Company has maintained the philosophy that compensation of its executive officers and other employees be directly and materially linked to operating performance. Executive officers have been eligible in the past to participate in a stock option plan. Although no awards were made under such plan in fiscal 1997, such plan may be employed in the future to more directly link executive compensation to the Company's performance.

         The entire Board of Directors, including its Chairman, Mr. Reginald M. Fountain, Jr., who also serves as the President, Chief Executive Officer, and Chief Operating Officer of both the Company and its Subsidiary, has prescribed unanimously the compensation amounts for the Company's executive officers. These compensation amounts are deemed adequate by the Board and the Compensation Committee based upon their subjective judgment as to the qualifications, experience, and performance of the individual executive officers, as well as, the Company's size, complexity, growth, and financial performance.

         Upon the resignation of the Subsidiary's President and Chief Operating Officer on June 23, 1992, Mr. Fountain was elected to these positions in addition to his duties as Chairman and Chief Executive Officer. Recognizing his increased responsibilities, the Board, acting unanimously, subsequently increased his base salary from $115,000 per year to $187,200 effective October 6, 1992. During Fiscal 1995, recognizing the Company's much improved financial performance under his leadership, the Board increased Mr. Fountain's annual salary to $285,000 for the period beginning March 30, 1995 through March 30, 1996, and to $350,000 thereafter.

         The entire Board has also approved Mr. Fountain's employment agreement with the Company, more fully described above under "Employment Agreement," which provides for a minimum base salary and an annual cash bonus equal to 5% of the Subsidiary's net profits after profit sharing distribution but before income taxes. The amount of the bonus is limited to $250,000 per year. Bonuses were paid to Mr. Fountain of $151,717 for fiscal 1997, $199,984 for fiscal 1996 and $106,438 for fiscal 1995.

                                                     REGINALD M. FOUNTAIN, JR.
                                                     GARY E. MAZZA, III
                                                     FEDERICO PIGNATELLI
                                                     MARK L. SPENCER


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1997, the Company paid Mr. Gary E. Mazza, III $1,709 for legal services provided by Mr. Mazza.

         During 1997, the Company paid Spencer Communications, Inc. a total of $547,436 for advertising and public relations services. Mr. Mark L. Spencer is the President and sole shareholder of Spencer Communications, Inc.

         The Company believes that all of the above transactions were on terms no less favorable to the Company than would have been obtained from non-affiliated parties.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

         The Company rented apartments during fiscal 1997 from entities owned by Mr. Fountain. The apartments were used primarily for temporary lodging for relocating and transient Company personnel and for Company visitors. For fiscal 1997 such rental payments totaled $17,260.

         During fiscal 1997, the Company rented an airplane from an entity owned by Mr. Fountain. Rental payments were based upon the actual hours that the airplane was used for Company business plus a monthly stand-by charge for the exclusive use of the airplane. For fiscal 1997 such rental payments totaled $296,498. During the first quarter of Fiscal 1998, the

Company purchased an airplane from Mr. Fountain for $1,375,000. Such amount consisted of the assumption by the Company of approximately $955,000 of indebtedness of Mr. Fountain secured by the airplane (which was the remaining amount of the indebtedness Mr. Fountain had incurred in purchasing the airplane) and the delivery of a promissory note to Mr. Fountain of approximately $420,000 payable in 18 months.

         The Company believes that all of the above transactions were on terms no less favorable to the Company than would have been obtained from non-affiliated parties.

PERFORMANCE TABLE

         The following table was prepared by Standard & Poor's Compustat Services, Inc. It compares the Company's cumulative total stockholder return with a stock market performance indicator (S & P 500 Index) and an industry index (S & P Leisure Time). The table assumes a base point investment on June 30, 1992 of $100.00 in the Company's stock and in each index. Accumulated returns are noted through June 30, 1997. Each time period covered by the table gives the dollar value of the investment assuming monthly reinvestment of dividends. The Company has never paid any dividends.


                        [performance graph appears here]







                                  Years Ending June 30,
                1992    1993     1994    1995     1996       1997
                ----    ----     ----    ----     ----       ----
Company          100    85.99    37.99   91.98   183.99     235.97
S&P 500 Index    100   113.33   115.23  145.27   183.04     246.55
Leisure Time     100   119.55   120.60  146.47   191.32     240.33

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the Company's knowledge, based solely on review of the copies of reports under Section 16(a) of the Securities Exchange Act of 1934 that have been furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1997 all executive officers, directors and greater than ten-percent beneficial owners have complied with all applicable Section 16(a) filing requirements.

                       PROPOSAL NO. 2: ACCOUNTING MATTERS

         The Board has selected the firm of Pritchett, Siler & Hardy, independent certified public accountants, to serve as auditors for the fiscal year ending June 30, 1998, subject to ratification by the stockholders. This firm has served as the independent auditors for the Company for several years. Representatives of Pritchett, Siler & Hardy are not expected to be present at the annual meeting and therefore will not have an opportunity to make a statement and will not be available to respond to appropriate questions.

                           ANNUAL REPORT ON FORM 10-K

         The Company has filed with the Securities and Exchange Commission an Annual Report on Form 10-K for the fiscal year ended June 30, 1997. Upon the written request of any person who is a stockholder of the Company as of the record date for the Meeting, a copy of the Company's 1997 Annual Report on Form 10-K including financial statements will be forwarded to such stockholder without charge. Such request should be made to Carol J. Price, Director of Investor Relations, Fountain Powerboat Industries, Inc., Post Office Drawer 457, Washington, North Carolina, 27889.

                                  OTHER MATTERS

         The Board of Directors knows of no other business which will be brought before the Meeting.



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